SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2004

Wells Real Estate Investment Trust II, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

333-107066	20-0068852
(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia 30092

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

(Former name or former address, if changed since last report)

Item 2. Acquisition of Assets

Acquisition of Weatherford Center (fka 515 Post Oak) Houston Building

On February 10, 2004, Wells Operating Partnership II, L.P. (“Wells OP II”), a Delaware limited partnership formed to acquire, own, lease and operate real properties on behalf of Wells Real Estate Investment Trust II, Inc. (“Registrant”), purchased a 12-story office building containing approximately 260,000 rentable square feet located at 515 South Post Oak Boulevard in Houston, Texas (the “Weatherford Center Houston Building”, formerly known as the 515 Post Oak Houston Building) for a purchase price of approximately $39.9 million, plus closing costs. The acquisition was funded with proceeds from a $175 million, secured bridge facility with Bank of America, N.A. The Weatherford Center Houston Building was purchased from The Realty Associates Fund V, L.P., which is not affiliated with the Registrant, Wells OP II or Wells Capital, Inc. (the “Advisor”).

The Weatherford Center Houston Building, which was completed in 1980 and renovated in 1993, is leased to Weatherford International, Ltd. (“Weatherford”) (approximately 96%) and various other office and retail tenants (approximately 4%). Wells OP II does not intend to make significant renovations or improvements to the Weatherford Center Houston Building in the near term. Wells OP II believes that the Weatherford Center Houston Building is adequately insured.

Weatherford is one of the leading oilfield service companies in the world. Based in Houston, Texas, Weatherford employs more than 15,000 people in approximately 440 locations across more than 100 countries. Weatherford reported a net worth, as of September 30, 2003, of approximately $2.6 billion.

The current aggregate annual base rent for Weatherford and the five additional tenants in the Weatherford Center Building is approximately $4.3 million. The current weighted average remaining lease term for all tenants in the building is approximately eight years. Weatherford has a right of first offer and a right of first refusal to purchase the Weatherford Center Houston Building should Wells OP II decide to sell the building in the future. In addition, Weatherford has the right of first refusal for all space in the Weatherford Center Houston Building currently not leased by Weatherford. Weatherford has the right, at its option, to extend the initial term of its lease for one additional five-year period at the then market rental rate.

Trammell Crow Houston Ltd, which is not affiliated with the Registrant, Wells OP II or the Advisor, is the current on-site property manager for the Weatherford Center Houston Building.

Item 7. Financial Statements and Exhibits

(a) Financial Statements. Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before April 25, 2004, by amendment to this Form 8-K.

(b) Pro Forma Financial Information. See Paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST II, INC. (Registrant)

By:	/s/ Douglas P. Williams

Douglas P. Williams Executive Vice-President, Treasurer and Principal Financial Officer

Date: February 23, 2003